UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 8, 2016

Six Flags Entertainment Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

(972) 595-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 8, 2016, Charles A. Koppelman resigned as a member of the Board of Directors (the "Board") of Six Flags Entertainment Corporation (the “Company”) including his positions on the Audit Committee of the Board and the Compensation Committee of the Board. Mr. Koppelman’s resignation was for personal and business scheduling reasons and not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company wishes to thank Mr. Koppelman for his contribution to the Board.

Item 8.01                                           Other Events.

On November 8, 2016, the Company announced that the Board declared a quarterly cash dividend of $0.64 per share of common stock. The dividend will be payable December 12, 2016 to shareholders of record as of December 1, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)             Exhibits

99.1                        Press Release Announcing Quarterly Cash Dividend, dated November 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General Counsel

Date: November 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Announcing Quarterly Cash Dividend, dated November 8, 2016

4